UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

The U.S. Department of Homeland Security announced on August 1, 2004 that Prudential Financial’s Newark, New Jersey facilities, along with several other financial institutions in New York and Washington, DC, have been identified as possible targets of a terrorist attack.

Prudential is coordinating with local, state and federal law enforcement officials and has taken additional security precautions to provide for the safety of its employees, customers and visitors.

Prudential has in place business continuation plans to facilitate the continuation of operations and management in the event of terrorist attack as well as other contingencies. Prudential maintains property and casualty, business continuation and other insurance coverages that it deems reasonable in light of its businesses and physical properties and the markets for such coverages, including coverages against certain risks associated with terrorist attacks.

Item 9. Regulation FD Disclosure.

A.	Prudential Financial, Inc., a New Jersey corporation, furnishes herewith, as Exhibit 99.0, a press release announcing second quarter 2004 results.

B.	Prudential Financial, Inc. furnishes herewith, as Exhibit 99.1, the Quarterly Financial Supplement for its Financial Services Businesses for the quarterly period ended June 30, 2004.

Item 12. Results of Operations and Financial Condition.

Prudential Financial, Inc., a New Jersey corporation, furnishes herewith, as Exhibit 99.0, a press release announcing second quarter 2004 results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2004

PRUDENTIAL FINANCIAL, INC.

By:	/s/ ANTHONY S. PISZEL
Name:	Anthony S. Piszel
Title:	Controller (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.0	Press Release of Prudential Financial, Inc., dated August 3, 2004.

99.1	Quarterly Financial Supplement for the Financial Services Businesses of Prudential Financial, Inc. for the quarterly period ended June 30, 2004.